UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2010

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Crocs, Inc. (the “Company”) held on June 29, 2010, the stockholders voted in favor of the re-election of Raymond D. Croghan, Peter Jacobi and Richard L. Sharp to the Company’s board of directors and in favor of the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2010.  The final voting results were as follows:

Election of Class II directors to serve until the annual meeting of stockholders to be held in 2013 and thereafter until their successors are duly elected and qualified:

Name of Nominee	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Raymond D. Croghan	48,591,630	1,208,849	24,051	22,388,801
Peter Jacobi	48,598,700	1,203,647	22,183	22,388,801
Richard L. Sharp	48,531,019	1,268,428	25,083	22,388,801

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2010:

Votes For	Votes Against	Votes Abstaining
71,530,410	603,560	79,361

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 30, 2010	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice
President - Finance and Treasurer